UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

WestRock Company
(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a vote of Security Holders

WestRock Company held its annual meeting of stockholders on January 29, 2021, at which the Company submitted the following matters to a vote of its stockholders:

Votes cast for, against or withheld regarding 12 individuals nominated for election to serve on the Company’s board of directors for a term expiring in 2022 were as follows:

	For	Against	Withheld	Broker Non-Vote
Colleen F. Arnold	203,390,786	1,501,156	699,967	22,241,596
Timothy J. Bernlohr	186,838,827	18,035,677	717,405	22,241,596
J. Powell Brown	203,983,878	1,391,865	216,166	22,241,596
Terrell K. Crews	203,373,558	1,501,033	717,318	22,241,596
Russell M. Currey	203,833,092	1,582,941	175,876	22,241,596
Suzan F. Harrison	204,099,183	781,867	710,859	22,241,596
John A. Luke, Jr.	204,499,546	403,679	688,684	22,241,596
Gracia C. Martore	200,857,958	4,534,240	199,711	22,241,596
James E. Nevels	202,373,933	2,515,418	702,558	22,241,596
Steven C. Voorhees	204,806,375	601,544	183,990	22,241,596
Bettina M. Whyte	201,924,457	2,957,995	709,457	22,241,596
Alan D. Wilson	204,138,674	743,530	709,705	22,241,596

Votes cast for or against, as well as the number of abstentions and broker non‑votes regarding each of the matters noted below, were as follows:

	For	Against	Abstain	Broker Non-Vote
Advisory vote on executive compensation	185,500,734	19,708,352	755,577	22,241,596
Approval of WestRock Company 2020 Incentive Stock Plan	193,437,161	11,805,087	722,415	22,241,596
Ratify the appointment of Ernst & Young LLP to serve as independent registered public accounting firm of the Company	215,041,465	12,943,214	221,580	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: February 2, 2021	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and
Secretary